Exhibit 3(b)







	BYLAWS

	OF

	THE MONTANA POWER COMPANY







Adopted on	:	August 22, 1995





	THE MONTANA POWER COMPANY

	AMENDMENTS TO BYLAWS



Article	Amendment	Date of Amendment

11 (A)	Establishment of the  	August 22, 1995
	number of Directors as
	sixteen (16).


11 (A)(1)	The Directors shall be divided	August 22, 1995
	into three groups, each as
	nearly equal as possible.
	Each group of Directors shall
	stand for election upon
	expiration of their terms.
	Directors shall hold
	office for a term of three (3)
	years or until a successor is
duly elected and qualified;
provided, however, that at the
annual meeting of shareholders
to be held in May 1996, seven
(7) Directors shall be elected
with six Directors serving a
term of three (3) years and
one (1) Director serving a
term of two (2) years.

  21	Corporate Acquisition 	August 22, 1995
		of its Own Shares.
The Company may acquire its own
shares, and shares so acquired
shall constitute authorized and
issued shares.



	THE MONTANA POWER COMPANY
	CERTIFICATION OF RESOLUTION
	I, R. M. Ralph, Assistant Secretary of The Montana Power Company, a corporation, hereby certify that the following is a full, true and correct copy of Resolution duly adopted by the Board of Directors of The Montana Power Company at a meeting duly called and held August 22, 1995 and that said Resolution is in full force and effect as of the date of this certificate.

		RESOLVED, that the Board hereby amends the Bylaws of the Company as proposed and set forth at this meeting.

	IN WITNESS WHEREOF, I have hereunto set my hand and the Seal of said Corporation this 26th day of February 1996.



					\s\R. M. Ralph, Assistant Secretary




(SEAL)




											1.02
			As Adopted August 22, 1995
	BYLAWS
	OF
	THE MONTANA POWER COMPANY

	SECTION 1. Principal Office. The principal office of the corporation is 40 East Broadway, Butte, State of Montana. The Corporation may also have offices at such other places within or without the State of Montana as the Board of Directors shall from time to time determine.
	SECTION 2. Location of Shareholders Meetings. Meetings of the shareholders and meetings of the Board of Directors shall be held in Butte, Montana, or, upon resolution by the Board of Directors, may be held at another place, within or without the State of Montana.
	SECTION 3. Shareholder Meetings.
	 (A)  Annual Meeting of Shareholders.
	(1) The annual meeting of the shareholders of the Corporation for the election of Directors and such other business as shall properly come before such meeting shall be held on (a) the second Tuesday in May in each year, unless that date is a legal holiday, in which case such meeting shall be held on the first day thereafter which is not a legal holiday, or (b) at such other date and/or time as may be fixed by resolution of the Board of Directors. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 5 of these Bylaws, (b) by the Board of Directors pursuant to a resolution duly adopted or (c) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and
(3) of paragraph (A) of this Bylaw and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.
	(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days in advance of the anniversary date of the release of the Corporation's proxy statement made in connection with the previous annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from the anniversary date of the previous annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement of the nominator as a nominee and to serving as a Director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and
(ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.
	(3)  Notwithstanding anything in the second sentence of paragraph
(A) (2) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and the public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors is not made by the Corporation at least ten days prior to the date by which shareholders proposals and nominations must be received by the Corporation, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
	(B) Special Meeting of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to
Section 5 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting
(i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if a shareholder's notice as described in the third sentence of paragraph (A) (2) of this Section 3 of the Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
	(C) General.
	(1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by the laws of the State of Montana, the Restated
Articles of Incorporation of the Corporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.
	(2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange
Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
	(3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
	SECTION 4. Call of Special Meetings of Shareholders. Special meetings of the shareholders of the Corporation may be held upon the call of the Board of Directors, Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, or holders of at least ten percent (10%) of the number of shares outstanding and entitled to vote thereat, in Butte, Montana.

	SECTION 5.  Notice of Shareholders Meetings. Notice of every meeting of shareholders shall be mailed by the Secretary at least ten (10) days before the meeting, to each holder of record of shares entitled to vote thereat, tothe last known post office address appearing upon the records of the
Corporation (unless there is provided under the laws of the State of Montana a different provision for notice of meeting) provided, however, that if a shareholder waives notice thereof in writing before or after the meeting, notice of the meeting to such shareholder is unnecessary and that notice to employee shareholders may be sent to their work addresses through intercompany mail.
	SECTION 6. Shareholder Meeting Quorum. The holders of a majority of the number of shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting from time to time, or to a day certain.
	SECTION 7. Shareholder Voting. At every meeting of shareholders, each holder of shares entitled to vote thereat shall be entitled to one vote for each share held and may vote and otherwise act in person or by proxy.
	SECTION 8.  List of Shareholders. Not less than two (2) business days after notice has been given of a meeting of the shareholders, a full list of the holders of shares entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of such shares held by each, shall be prepared by the Secretary or Officer designated by the
Board of Directors and filed in the principal office of the Corporation, which shall, at all times during the usual hours of business and during the meeting or vote, be kept open to the examination of any shareholder.
	SECTION 9.  Form of Certificates. Share certificates shall be of such form and device as the Board of Directors may determine, and shall be signed by the Chairman of the Board of Directors, Vice Chairman, Chief Executive
Officer, President or a Vice President and the Secretary or an Assistant
Secretary, and sealed with the seal of the Corporation, but where such certificates are signed by a transfer agent or an assistant transfer agent and a registrar, the signatures of the Chairman of the Board of Directors, Vice
Chairman of the Board, the Chief Executive Officer, President, Vice President,
Secretary or Assistant Secretary and the seal of the Corporation may be facsimiles.
	SECTION 10.  Share Transfer. The shares of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor.  The
Board of Directors may appoint one or more transfer agents and registrars of the shares.  The Books for the transfer of the shares may be closed for such period before and during any meeting of shareholders, the payment of any dividend, the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, not to exceed seventy (70) days at any one time, as the Board of Directors may from time to time determine.
	SECTION 11. Directors
	(A) Number and Terms. The affairs of the Corporation shall be managed by a Board of  sixteen (16) Directors.
	(1) The Directors shall be divided into three groups, each as nearly equal in number as possible.  Each group of Directors shall stand for election upon expiration of their terms.  Directors shall hold office for a term of three (3) years or until a successor is duly elected and qualified; provided, however, that at the annual meeting of shareholders to be held in May 1996, seven (7) Directors shall be elected with six Directors serving a term of three (3) years and one
(1) Director serving a term of two (2) years.
	(2) The number of Directors may be increased or decreased from time to time by amendment to these Bylaws duly adopted by the
Directors, but no increase or decrease shall exceed thirty percent
(30%) of the number provided for immediately before the change if that number was fixed by the shareholders.  No decrease in the number of
Directors shall have the effect of shortening the term of any incumbent
Director.  The classification and term of Directors may be changed from time to time by amendment to the Bylaws duly adopted by the Directors, but no such change shall affect the term of any incumbent director.
	B. Removal by Shareholders. The shareholders at any meeting, by the vote of two-thirds of the number of shares outstanding and entitled to vote for the election of Directors, may remove any Director and fill the vacancy.
If less than the entire Board is to be removed, no Director may be removed if the votes cast against  the Director's removal would be sufficient to elect the Director if then cumulatively voted at an election of the class of
Directors of which the Director is a part.
	C. Vacancies. Vacancies in the Board of Directors may be filled by the
Board at any meeting at which a quorum is present.  If the Directors remaining in office are fewer than a quorum, the vacancy may be filled by the vote of a majority of the Directors remaining in office.  Any Director appointed by the
Board to fill a vacancy created in the Board of Directors by virtue of an increase in the number of Directors shall hold office until the next regular annual meeting of the shareholders at which time the shareholders shall elect a person to fill such office.
	D. Indemnification. The Company shall indemnify each present or future
Director and Officer of the Company in the manner provided in Sections 35-1-
451 through 35-1-459, M.C.A.  The foregoing right of indemnification shall not exclude or restrict any other rights or actions which any Director or Officer may have, and shall be available whether or not the Director or Officer continues to hold such office at the time of incurring such expense or discharging such liability.
	SECTION 12. Director Meetings.   Meetings of the Board of Directors
shall be held at the times fixed by resolution of the Board or upon call of the Chairman of the Board, Vice Chairman of the Board, the Chief Executive
Officer, the President or any two Directors.  The Secretary shall give reasonable notice (which need not exceed two days) of all meetings of
Directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board.  Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice in writing either before or after the meeting.  Notice by mail, facsimile or telegraph to the usual business or residence address of the
Director not less than the time above specified before the meeting shall be sufficient. A majority of the Board shall constitute a quorum, but any number less than a quorum may adjourn the meeting from time to time, or to a day certain.
	SECTION 13. Designation of Officers. The Board of Directors, as soon as may be convenient after the election of Directors in each year, shall elect one of their number Chairman of the Board and may elect one of their number as
Vice Chairman of the Board.  The Board shall also elect a President.  The
Board shall either designate any one of these Officers as Chief Executive
Officer of the Corporation, or elect a Chief Executive Officer separately.
	The Board shall also elect a Secretary, a Treasurer, a Controller, one or more Vice Presidents, one or more Assistant Secretaries, one or more
Assistant Treasurers, one or more Assistant Controllers, and such other
Officers as they deem proper.
	Any two or more offices may be held by the same person.  The term of office of all Officers shall be until the next election of Directors and until their respective successors are chosen and qualified, but any Officer may be removed from office and any office may be abolished at any time by the Board of Directors.  Vacancies in the offices shall be filled by the Board of
Directors, save that the Chairman of the Board, the Chief Executive Officer or
the President may from time to time appoint one or more Assistant Secretaries and one or more Assistant Treasurers, or may remove such officers; provided that the Board shall be notified of such appointments or removals at the next following meeting of the Board.
	SECTION 14. Duties of Officers. The powers and duties of the Officers of the Corporation shall be as follows:
	A. Chief Executive Officer. The person designated by the Board to be the Chief Executive Officer of the Corporation, under the direction of the
Board of Directors, shall have general authority over all the affairs of the
Corporation, and over all other Officers, agents and employees of the Company.
 In the event of the absence or disability of the Chief Executive Officer; a)
if the Chief Executive Officer is also Chairman of the Board, then the provision made for that office shall govern, and b) if the Chief Executive
Officer is separately elected, then the Chairman of the Board shall perform the duties of that office until the absence ceases, the disability is removed or the Board of Directors has named a successor.
	B. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of
Directors, and shall also have authority to call special meetings of the Board of Directors, of the Executive Committee, and of any other standing or special committee appointed by or upon the authority of the Board of Directors.  The
Chairman of the Board shall call meetings of the Executive Committee when requested by two of its members, and shall do and perform all acts and things incident to the position of Chairman.  At the request of the Chairman, in the case of absence, or upon a determination of temporary disability of the
Chairman by the Board of Directors, the duties of that office will be performed by the following officers, selected in the following order:
1) Chief Executive Officer, 2) Vice Chairman of the Board, and 3) President.
	C. Vice Chairman. A Vice Chairman of the Board shall have such duties and authority as may be assigned by the Board of Directors or the Chief
Executive Officer.
	D. President. The President shall have such duties and authority as may be assigned by the Board of Directors or the Chief Executive Officer.
	E. Vice President. Each Vice President shall have such authority and shall perform such duties as shall from time to time be assigned by the Board of Directors or the Chief Executive Officer.
	F. Treasurer. The Treasurer shall have custody of all moneys and funds of the Corporation, and shall cause to be kept full and accurate records of receipts and disbursements of the Corporation.  The Treasurer shall deposit all moneys and other valuables of the Corporation in the name and to the credit of the Corporation in such depositaries as may be designated by the
Board of Directors, and shall disburse such funds of the Corporation as have been duly approved for disbursement. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors or the
Chief Executive Officer.
	G. Assistant Treasurer. The Assistant Treasurers shall perform such duties as may be assigned from time to time by the Chief Executive Officer or by the Treasurer.  In the absence or disability of the Treasurer, the duties of that office shall be performed by the Assistant Treasurer designated by the
Chief Executive Officer.
	H. Controller. The Controller shall be the Administrative Officer in charge of accounting functions of the Corporation.  The Controller shall perform such other duties as may from time to time be prescribed by the Board of Directors, or by the Chief Executive Officer.
	I. Assistant Controller. The Assistant Controllers shall perform such duties as may be assigned from time to time by the Chief Executive Officer or by the Controller.  In the absence or disability of the Controller, the duties of that office shall be performed by the Assistant Controller designated by the Chief Executive Officer.
	J. Secretary. The Secretary shall attend all meetings of the Board of
Directors and of the Executive Committee and all meetings of the shareholders, and shall record the minutes of all proceedings in books to be kept for that purpose.  The Secretary shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the
Corporation and shall give, or cause to be given, all notices required either by law or by the Bylaws.  The Secretary shall keep the seal of the Corporation in safe custody and shall affix the seal of the Corporation to any instrument requiring it and shall attest the same.  The Secretary shall have such other duties as may be prescribed by the Board of Directors or the Chief Executive
Officer.
	K. Assistant Secretary. The Assistant Secretaries shall perform such duties as may be assigned from time to time by the Chief Executive Officer or by the Secretary.  In the absence or disability of the Secretary, the duties of that office shall be performed by the Assistant Secretary designated by the
Chief Executive Officer.
	L. Other. Such other Officers as may from time to time be appointed by the Board of Directors shall have such duties and authority as may be assigned to them from time to time by the Board or by the Chief Executive Officer.
	SECTION 15. Board Committees.
	A. Executive Committee. The Board of Directors, as soon as may be convenient after the election of Directors in each year, may by a resolution passed by a majority of the whole Board appoint three or more of their number to constitute an Executive Committee which, subject to the provisions of the charter of the Corporation and of the Bylaws, shall have and may exercise during the intervals between the meetings of the Board all of the powers vested in the Board in the management of the business, affairs and property of the Corporation, except as limited by these Bylaws, the Articles of
Incorporation, the laws of the State of Montana, or a resolution of the Board of Directors.  The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it.  The Executive
Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary.  A majority of the members of said Committee shall constitute a quorum.
	B. Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate, from time to time, from among its members one or more committees, in addition to the Executive
Committee, each of which, to the extent provided by resolution adopted by a majority of the full Board of Directors, shall have and may exercise all of the authority of the Board of Directors, except to the extent that the authority of any such committee expressly shall be limited by the provisions of these Bylaws, of the Articles of Incorporation or of the laws of the State of Montana.
	SECTION 16. Miscellaneous Board Authority. The Board of Directors is
authorized:
	(A) Banking.	To select such depositaries as they shall deem proper for
the funds of the Corporation.  All checks, drafts or orders for the payment of money against such deposited funds and all notes and acceptances shall be signed and countersigned by persons to be specified by the Board of Directors or the Executive Committee.
	(B) Director Compensation.		To authorize the payment of
compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of the Executive
Committee and all other committees and to determine the amount or basis of such compensation and fees;
	(C) Record Dates.	To fix (in lieu of closing the stock transfer books,
as authorized by Section 10) in advance a date, not exceeding seventy (70)
days before and during any meetings of shareholders, the payment of any dividend, the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.
	SECTION 17. Corporate Seal. The corporate seal of the corporation shall be in such form as the Board of Directors shall prescribe.
	SECTION 18. Amendment of Bylaws. Either the Board of Directors or the
shareholders entitled to vote for the election of Directors may alter or amend these Bylaws at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment.  Any such alteration or amendment shall be made in accordance with Section 35-1-234, M.C.A.
	SECTION 19. Disposition of Assets.
	 A. Disposition in Ordinary Course of Business. The Board of Directors
shall have authority to sell, lease, exchange or otherwise dispose of, the whole or any part of the property and assets of every kind and description of the Corporation in the ordinary and usual course of business, for property, cash, or for the whole or any part of the capital stock of any other corpora-
tion, whether domestic or foreign, or otherwise, as the Board may determine, and upon such terms and conditions as the Board may determine.  Said Board shall have plenary powers in carrying out the authority herein granted.
	B. Mortgage or Pledge. The Board may mortgage or pledge any or all the property and assets of the Corporation, whether or not in the usual and regular course of business, upon such terms and conditions, and for such consideration, which may consist in whole or in part of money or property, real or personal, including shares of any other corporation, domestic or foreign, as shall be authorized by the Board of Directors.
	C. Disposition of All or Substantially All Assets. The Board may, by
resolution, recommend the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation, and direct the submission of the resolution to a vote of the shareholders at either a regular or special meeting.  Written notice shall be given each shareholder, whether or not entitled to vote at such meeting, at least thirty (30) days before such meeting, and shall state that the purpose, or one of the purposes, is to consider the proposed sale, lease, exchange, or other disposition.  At such meeting, the affirmative vote of holders of two-thirds (2/3) of the shares entitled to vote thereat is required to authorize such sale, lease, exchange or other disposition.  Nevertheless, the Board may thereafter abandon such sale, lease, exchange or other disposition without further shareholder action.

	SECTION 20. Office of the Corporation. There is an administrative organization within the corporation called the Office of the Corporation, consisting of such persons as the Chief Executive Officer may designate. The function of the Office of the Corporation is to provide supervision, policy direction and corporate services for all branches of the business of the Company and its subsidiaries.
	SECTION 21. Corporate Acquisition of its Own Shares.
	The Company may acquire its own shares, and shares so acquired shall constitute authorized and issued shares.